UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  October 3, 2005
                                               ---------------------------------


                          Pre-Paid Legal Services, Inc.
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             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


        001-09293                                 73-1016728
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(Commission File Number)               (IRS Employer Identification No.)


           One Pre-Paid Way
               Ada, OK                                74820
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(Address of Principal Executive Offices)          (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On October 3, 2005, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its membership production and recruiting information for the three months ended September 30, 2005. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

         The following exhibits are included with this report:

   Exhibit No.                      Description
   -----------                      -----------
       99.1         Company Press Release dated October 3, 2005


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                          Pre-Paid Legal Services, Inc.


                          By:      /s/ Randy Harp
                          ------------------------------------------------------
                          Randy Harp, Chief Operating Officer

Date:  October 4, 2005

For Immediate Release                             Company    Steve Williamson
Monday, October 3, 2005                           Contact:      (580) 436-1234

             PRE-PAID ANNOUNCES 2005 3rd QUARTER RECRUITING UP 81%, MEMBERSHIP FEES WRITTEN UP 19% AND NEW MEMBERSHIPS PRODUCED UP 11%

     ADA, OK, October 3, 2005 - Pre-Paid Legal Services, Inc. (NYSE: PPD), reported new memberships produced and new sales associates enrolled for the 2005 third quarter. During the 3rd quarter of 2005, new sales associates enrolled increased 81% and new memberships produced increased 11% while new membership fees written increased 19% and our active membership base increased 7% compared to the comparable period of the previous year. New "add-on" Identity Theft Shield memberships written during the 2005 3rd quarter increased 36% compared to the comparable period of the previous year.


     On a sequential quarterly basis, new associates enrolled decreased 4%, new memberships produced decreased 2%, new membership fees written decreased 1% and our active membership base increased 1%, or 18,460 memberships.

----------------------------------------------------------------------------------------- -----------------------------------------
                                                                                                     Three Months Ended
New Memberships:                                                                           9/30/2005     6/30/2005     9/30/2004
----------------                                                                           ---------     ---------     ---------
New legal service membership sales.....................................................       171,281       174,202       157,058
New "stand-alone" IDT membership sales.................................................         8,583         8,588         4,906
                                                                                          ------------   ----------    ----------
         Total new membership sales....................................................       179,864       182,790       161,964
                                                                                          ------------   ----------    ----------
New "add-on" IDT membership sales......................................................       118,556       116,723        87,136

Average Annual Membership fee (see note below).........................................       $335.67       $333.71       $313.40
Active Memberships:
Active legal service memberships at end of period......................................     1,502,022     1,490,276     1,422,444
Active "stand-alone" IDT memberships at end of period (see note below).................        45,785        39,071        21,302
                                                                                          ------------   ----------    ----------
         Total active memberships at end of period.....................................     1,547,807     1,529,347     1,443,746
                                                                                          ------------   ----------    ----------
Active "add-on" IDT memberships at end of period (see note below)......................       439,962       397,749       247,370
New Sales Associates:
New sales associates recruited.........................................................        67,321        69,790        37,216

Average enrollment fee paid by new sales associates....................................        $50.12        $51.45       $114.12
Average Membership fee in force:
Average Annual Membership fee..........................................................       $285.18       $281.91       $271.77

Note - reflects 6,902 net transfers from "add-on"  status to  "stand-alone"  status during the quarter.  Previous  quarter average annual membership fee written restated to conform to current period calculation.
-----------------------------------------------------------------------------------------------------------------------------------

     Our total active membership fees in force increased approximately 12.4% during the last year and continues our trend of increasing our membership base and membership fees. Additionally, the membership persistency rate (defined as the number of memberships in force at the end of a 12 month period as a percentage of the total of memberships in force at the beginning of such period, plus new memberships sold during such period) has increased for eight out of the last nine quarters from 67.6% as of June 30, 2003 to 72.2% for the latest 12 month period ended September 30, 2005, down slightly from the previous quarter.

     During the 3rd quarter, we returned $52,000 to shareholders through the repurchase of 1,100 shares of common stock.

     We anticipate announcing our 2005 third quarter financial results on October 24, 2005 after the market closes and hosting a conference call to discuss such results on October 26, 2005. Due to the 19% increase in new membership fees written during the third quarter of 2005 vs. the comparable 2004 quarter, we expect an increase in commission expense for the 2005 third quarter and a corresponding decline in earnings. Commission expense is recognized over the first month of a membership. There is no further commission expense recognized during the remainder of the advance period.

     About Us - We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind because of the combination of outside vendors and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase significantly our employee group membership sales, that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales and that we may have material weaknesses in our internal control environment. Please refer to pages 38 and 39 of our 2004 Form 10-K and pages 8 and 9 of the Company's June 30, 2005 Form 10-Q for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.

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